UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2008

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K filed by BSQUARE Corporation on November 20, 2008. In that current report, we reported our acquisition of certain assets of TestQuest, Inc. under Item 1.01. We have subsequently determined that this acquisition is reportable under Item 2.01 as the acquisition of a business that is significant. The purpose of this Form 8-K/A is to disclose the acquisition under Item 2.01.

In addition, based on our subsequent analysis, it was determined that the acquisition of assets from TestQuest was a significant business combination for purposes of Regulation S-X. In January 2009, we began an ongoing dialogue with the staff of the Securities and Exchange Commission regarding the requirement to provide certain financial information of TestQuest. Upon the conclusion of this dialogue, we may be required to file certain financial information of TestQuest along with pro forma financial information, as required by Rule 8-04 of Regulation S-X and Item 9.01 of Form 8-K. These financials will be filed as soon as reasonably possible upon conclusion of our dialogue with the SEC.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 18, 2008, the Company and TestQuest entered into an Asset Purchase Agreement (the “Agreement”) pursuant to which the Company purchased certain assets of TestQuest, primarily intellectual property, including automated mobile and embedded device and application testing products, equipment, customer contracts and accounts receivable, for an aggregate cash purchase price of $2.1 million, after making permitted adjustments. The purchase price was paid from the Company’s cash on hand. The Company also assumed $190,000 in current liabilities, including employee-related liabilities and expenses, as well as additional ongoing obligations related to continued operations of the TestQuest business. Of the total cash purchase price, $1.9 million was paid prior to, or at, closing, and the remaining amount was paid on December 5, 2008. In addition, the Company hired 22 TestQuest employees and has been utilizing the services of three former TestQuest contractors. The Agreement includes customary representations, warranties and covenants.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired. Financial information for TestQuest will be filed by amendment to the Current Report on Form 8-K as soon as practicable following the conclusion of our ongoing dialogue with the staff of the SEC as described above.

(b)	Pro forma financial information. Pro forma financial information reflecting the acquisition of TestQuest will be filed by amendment to the Current Report on Form 8-K as soon as practicable following the conclusion of our ongoing dialogue with the staff of the SEC as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: March 26, 2009	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President, Finance & Operations
and Chief Financial Officer